UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notice of Annual Meeting of Shareholders

August 14, 2017

Dear Fellow Procter & Gamble Shareholders:

It is our pleasure to invite you to this year’s annual meeting of shareholders. The meeting will take place on Tuesday, October 10, 2017 at 9:00 a.m. Eastern Daylight Time at The Procter & Gamble Company General Offices,

1 Procter & Gamble Plaza, Cincinnati, Ohio 45202. At the meeting, our shareholders will be asked to:

•	Elect the 11 Director nominees listed in our proxy statement, dated August 1, 2017;

•	Ratify the appointment of the independent registered public accounting firm;

•	Approve, on an advisory basis, the Company’s executive compensation (the “Say on Pay” vote);

•	Vote, on an advisory basis, on the frequency of holding the Say on Pay vote;

•	Vote on the shareholder proposals described in the accompanying proxy statement if properly presented at the meeting; and

•	Transact such other business as may properly come before the meeting.

Shareholders of record as of the close of business on August 11, 2017, are entitled to attend and vote at the annual meeting and any postponement or adjournment thereof. If you are not able to attend the meeting in person, you may join a live audiocast of the meeting on the Internet by visiting www.pginvestor.com at 9:00 a.m., Eastern Daylight Time, on October 10.

We appreciate your continued confidence in our Company and look forward to seeing you at The Procter & Gamble General Offices on October 10, 2017.

David S. Taylor	Deborah P. Majoras
Chairman of the Board, President,	Chief Legal Officer and Secretary
and Chief Executive Officer

Vote The BLUE Proxy Card Today. YOUR VOTE IS EXTREMELY IMPORTANT!

Your Board strongly recommends that you vote the BLUE Proxy Card FOR ALL of P&G’s Director nominees, FOR Proposals 2 and 3, for 1 YEAR on Proposal 4, and AGAINST on Proposals 5 through 8. You can vote by Internet, telephone, or by signing and dating the BLUE Proxy Card and mailing it in the envelope provided.

Our Proxy Statement is dated August 1, 2017. The Notice of Annual Meeting, the Proxy Statement, and the 2017 Annual Report are available at www.pginvestor.com. If you have any questions, please contact D.F. King & Co., Inc. or Mackenzie Partners, Inc., our proxy solicitors assisting us in connection with the annual meeting, by calling toll free (877) 361-7966 or (800) 322-2885 or emailing p&g@dfking.com or P&G@mackenziepartners.com.

VOTE THE BLUE PROXY CARD TODAY

Online Voting Is Quick And Easy To Use

Find Your Unique Control Number Next to the Located In the Box on Your Blue Proxy or Blue Notice Card

If you have any questions about how to vote your shares, or need additional assistance, please contact our proxy solicitors, D.F. King & Co., Inc. at (877) 361.7966 or MacKenzie Partners, Inc. at (800) 322.2885.

BE SURE TO VOTE ALL YOUR SHARES BY VOTING ALL YOUR BLUE PROXIES OR BLUE VOTING INSTRUCTION FORMS. EACH OF YOUR ACCOUNTS HAS A UNIQUE CONTROL NUMBER.

WHITE PROXIES HAVE DIFFERENT CONTROL NUMBERS —

PLEASE DO NOT VOTE THE WHITE PROXIES!

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.